EXHIBIT 99.1

Contact:
William L. Prater	Gary C. Bonds
Treasurer and Chief Financial	Senior Vice President and
Officer	Principal Accounting Officer
662/680-2000	662/680-2332
BancorpSouth Announces Earnings of $0.41 per Diluted Share
for Second Quarter 2009
TUPELO, Miss., July 22, 2009/PRNewswire-FirstCall via COMTEX/ — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter ended June 30, 2009.
          Highlights of the second quarter include:
•	Net income of $33.9 million, or $0.41 per diluted share.

•	Comparable quarter and sequential quarter growth in net interest revenue.

•	Continued stability in the net interest margin at 3.75 percent for the quarter compared with 3.74 percent for the previous two quarters.

•	Growth of net loans and leases by 3.0 percent from the second quarter of 2008.

•	Strong credit quality, with non-performing loans of 1.00 percent of loans and leases and annualized net charge-offs of 0.55 percent of average loans and leases.

•	Record mortgage loan originations, with mortgage lending revenue, excluding mortgage servicing rights valuation adjustment, more than doubling year over year.

•	Continued strengthening in the Company’s already well-capitalized financial position, with an increase in the ratio of shareholders’ equity to assets to 9.59 percent.
Summary Results
BancorpSouth’s net income for the second quarter of 2009 was $33.9 million, or $0.41 per diluted share, compared with $40.1 million, or $0.49 per diluted share, for the second quarter of 2008.
“As our second quarter financial results demonstrate, BancorpSouth continued to perform well in this difficult economic environment,” said Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth. “In our traditional banking business, the strengths of both our market position and operating fundamentals were evident as our loan portfolio continued to experience modest growth, the net interest margin remained stable, net interest revenue increased and credit quality remained strong. In addition, noninterest revenue continues to provide greater revenue diversification, while mitigating the impact of interest rate volatility.
“These strengths in combination with our focus on controlled growth and expense management produced solid profitability for the second quarter. The Company’s net income included the negative impact of a special FDIC assessment totaling $6.1 million, which was more than offset by increases in the valuation of the mortgage servicing rights and other noninterest revenue items. Our operating results contributed to a further strengthening of our financial position, and we entered the second half of 2009 with appropriate reserves against losses inherent within our portfolio and with ample liquidity.
“BancorpSouth’s results for the second quarter, as well as throughout this economic downturn, validate our continued confidence in our conservative business model, which is designed to produce long-term growth despite the effects of the economic cycle and interest rate volatility. With a strong capital base, high quality assets and revenue diversification, we are well-positioned to manage through the current economic environment. We will remain focused on maintaining strong credit quality through early identification and resolution of any credit issues, as well as on controlling growth and managing expenses. In addition, our financial strength enables us to continue implementing a thoughtful expansion strategy and evaluating strategic opportunities that are consistent with our long-term growth objectives.”
Net Interest Revenue
Net interest revenue increased to $110.9 million for the second quarter of 2009, up 1.0 percent from $109.8 million for the second quarter of 2008 and from $109.9 million for the first quarter of 2009. The fully taxable equivalent net interest margin was 3.75 percent for the second quarter of 2009, compared with 3.79 percent for the second quarter of 2008 and 3.74 percent for the first quarter of 2009.
Patterson commented, “Reflecting continued loan growth and a disciplined asset/liability management strategy, BancorpSouth achieved increased net interest revenue for the second quarter compared with the second quarter of 2008 and the first quarter of 2009 by managing a greater decline in the dollar amount of interest expense than in interest revenue. We also maintained a relatively stable net interest margin across a 12-month period in which interest rates fell significantly during the first two quarters and generally stabilized at historically low rates thereafter.
“Interest revenue for the second quarter of 2009 benefitted from the growth of our loan portfolio since the end of the second quarter last year. During this period, we also continued to optimize asset yield through a strategy of funding loan growth in part with the proceeds from maturing, lower-yielding investment securities.
“We reduced interest expense for the quarter through more conservative pricing of other time deposits, which resulted in a 10.3 percent decline in the average balance of these deposits for the second quarter of 2009 from the second quarter of 2008. We more than offset this reduction with a 15.5 percent increase in the average balance of low cost demand deposits for the second quarter of 2009 from the comparable quarter in 2008.
“With interest rates at historically low levels thus far in 2009, we have adjusted our asset/liability management strategy with a goal of extending the maturities of time deposits through moderately more aggressive pricing in the past two quarters. We expect this step will better position BancorpSouth for a rising interest rate environment, despite some increased margin pressure in the short-term. The average balance of other time deposits increased 6.3 percent for the second quarter from the first quarter of 2009. Offsetting this increase, we reduced average short-term borrowings by 15.6 percent for the second quarter versus the first quarter, which enhanced the already ample liquidity sources represented by our borrowing capacity with the FHLB and other banks.”
Asset, Deposit and Loan Activity
Total assets at June 30, 2009 declined 0.8 percent to $13.3 billion from $13.4 billion at June 30, 2008. Total deposits of $10.2 billion at June 30, 2009 increased 3.6 percent from $9.8 billion at June 30, 2008. Loans and leases, net of unearned income, increased 3.0 percent to $9.8 billion at June 30, 2009 from $9.5 billion at June 30, 2008.
“In the context of the national economic environment, we attribute BancorpSouth’s ability to grow net loans and leases to the relative stability of our diversified geographic footprint and our careful expansion into attractive markets we understand well,” stated Patterson. “While we remain concerned about the slowing loan growth, we are confident of the long-term growth potential inherent in our eight-state franchise. As we work to position BancorpSouth to leverage sustained improvement in the economy, we will also continue to focus on controlled growth.”

Provision for Credit Losses and Allowance for Credit Losses
For the second quarter of 2009, the provision for credit losses was $17.6 million compared with $11.2 million for the second quarter of 2008 and $14.9 million for the first quarter of 2009. Annualized net charge-offs were 0.55 percent of average loans and leases for the second quarter of 2009 compared with 0.30 percent for the second quarter of 2008 and 0.54 percent for the first quarter of 2009.
Non-performing loans and leases increased to $97.7 million, or 1.00 percent of net loans and leases, at June 30, 2009 from $46.0 million, or 0.49 percent of net loans and leases, at June 30, 2008 and from $73.8 million, or 0.76 percent of net loans and leases, at March 31, 2009. The allowance for credit losses increased to 1.42 percent of net loans and leases at June 30, 2009 compared with 1.30 percent at June 30, 2008 and 1.39 percent at March 31, 2009.
Patterson said, “BancorpSouth’s credit quality continues to differentiate us from many of our peers in the financial services industry. Although an increase in non-performing loans and net charge-offs as a percentage of net loans and leases for the second quarter was not a surprise in an extended economic downturn, our credit quality remains strong relative to industry averages. The provision for credit losses of $17.6 million exceeded our net charge-offs for the quarter of $13.5 million, increasing our allowance for credit losses. At the end of the second quarter, our allowance for credit losses was 1.4 times non-performing loans and 2.6 times annualized net charge-offs for the quarter.”
Noninterest Revenue
For the second quarter of 2009, noninterest revenue increased 8.8 percent to $79.7 million from $73.3 million for the second quarter of 2008. For the second quarter of 2009, these results included a $2.9 million increase in the value of the mortgage servicing rights (MSR); $2.8 million in interest on tax refunds; a $2.0 million gain on the sale of student loans; a $1.8 million gain on the sale of the Company’s remaining shares of MasterCard, Inc. common stock; and $1.3 million related to insurance recovery on a casualty loss.
Results for the second quarter of 2008 included a $4.9 million increase in the value of the MSR and a $2.6 million gain on the sale of shares of MasterCard, Inc. common stock. The shares of MasterCard, Inc. stock sold by the Company had been restricted from sale, and the Company opted to participate in a share repurchase program offered by MasterCard, thereby increasing liquidity.
Patterson added, “For the second quarter, our mortgage origination business again benefited from the low-interest rate environment. Mortgage lending revenue, excluding MSR valuation adjustment, increased 140 percent to $11.0 million for the quarter from $4.6 million for the second quarter last year. For the first six months of 2009, we originated mortgage loans of $932 million compared with $963 million for all of 2008.
“We are also encouraged by sequential quarter growth in credit and debit card fee revenue and in service charge revenue. Our insurance commission revenue, at $20.6 million for the second quarter, continues to represent our largest noninterest revenue stream, although soft market conditions accounted for the 4.1 percent decrease in revenue compared with the second quarter last year.”
Noninterest Expense
Noninterest expense was $123.3 million for the second quarter of 2009, including the impact of a special FDIC assessment totaling $6.1 million. This assessment was in addition to the substantial increase initiated in the first quarter of 2009 in BancorpSouth’s recurring FDIC premium. The Company continues to be assessed at the FDIC’s lowest rate because of its “well capitalized” status under federal regulations. Primarily as a result of the FDIC assessments, noninterest expense for the second quarter increased 10.0 percent from $112.1 million for the second quarter of 2008 and 4.1 percent from $118.5 million for the first quarter of 2009. The growth in noninterest expense from the second quarter of 2008 also reflected the opening of 17 full-service branch bank offices during 2008 and four full-service branch offices in 2009.
Capital Management
BancorpSouth’s commitment to a strong capital base is one of its fundamental operating principles. The Company’s capital base was further strengthened during the second quarter of 2009, as the ratio of shareholders’ equity to assets improved on a comparable quarter basis for the 12th consecutive quarter, increasing to 9.59 percent at the end of the second quarter from 9.21 percent at the end of the second quarter of 2008 and 9.33 percent at the end of the first quarter of 2009. The ratio of tangible equity to assets also increased to 7.53 percent from 7.12 percent at the end of the second quarter of 2008 and 7.29 percent at the end of the first quarter of 2009. BancorpSouth remains a “well capitalized” financial holding company as defined by federal regulations.
Summary
Patterson concluded, “While BancorpSouth’s operating strengths are highlighted by its performance in an unusually challenging environment, we remain appropriately cautious in our outlook due to uncertainty about economic conditions in the second half of 2009. Despite this uncertainty, our second quarter performance provides renewed confidence about our ability to weather the current environment and be well-positioned for further growth when the economic cycle improves.
“This confidence also reflects our position as a strong financial institution with high quality assets, a well-capitalized financial position, diversified revenues and an attractive market franchise. The conservative business model that supports our differentiated performance in today’s environment is integral to our long-term growth prospects. Our long-term record through a number of economic cycles demonstrates our disciplined commitment to this business model, a commitment that we believe sustains our ability to achieve long-term growth in shareholder value.”
Conference Call
BancorpSouth will conduct a conference call to discuss its first quarter 2009 results tomorrow, July 23, 2009, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.
Forward-Looking Statements
Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation, statements relating to maintaining our credit quality, adjustment to our asset/liability management strategy, our loan growth, our commitment to our business model and our ability to achieve long-term growth in shareholder value.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, changes in general business or economic conditions or government fiscal and monetary policies, volatility and disruption in national and international financial markets, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to increase noninterest revenue and expand noninterest revenue business, the ability of BancorpSouth to maintain credit quality, changes in laws and regulations affecting financial service companies in general, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth’s operating or expansion strategy, BancorpSouth’s business model, geographic concentration of BancorpSouth’s assets, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to achieve profitable growth and increase shareholder value, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to identify, close and effectively integrate potential acquisitions, the ability of BancorpSouth to expand geographically and enter growing markets, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with approximately $13.3 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 318 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas. BancorpSouth Bank also operates an insurance location in Illinois.

BancorpSouth, Inc.
Selected Financial Data

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share amounts)	2009	2008	2009	2008
Earnings Summary:
Net interest revenue	$110,940	$109,843	$220,816	$219,913
Provision for credit losses	17,594	11,237	32,539	22,048
Noninterest revenue	79,739	73,266	146,032	139,497
Noninterest expense	123,267	112,064	241,720	225,534

Income before income taxes	49,818	59,808	92,589	111,828
Income tax provision	15,951	19,683	29,245	36,558

Net income	$33,867	$40,125	$63,344	$75,270

Earning per share: Basic	$0.41	$0.49	$0.76	$0.91

Diluted	$0.41	$0.49	$0.76	$0.91

Balance sheet data at June 30:
Total assets			$13,297,819	$13,399,151
Total earning assets			12,058,795	12,139,547
Loans and leases, net of unearned income			9,761,400	9,481,380
Allowance for credit losses			138,747	123,478
Total deposits			10,157,547	9,806,553
Common shareholders’ equity			1,274,947	1,233,776
Book value per share			15.30	14.98

Average balance sheet data:
Total assets	$13,260,786	$13,116,139	$13,292,655	$13,108,332
Total earning assets	12,135,163	11,957,174	12,161,014	11,952,466
Loans and leases, net of unearned interest	9,740,916	9,369,676	9,718,321	9,291,485
Total deposits	10,059,236	9,871,935	9,984,251	9,981,139
Common shareholders’ equity	1,250,950	1,226,570	1,244,994	1,213,013

Non-performing assets at June 30:
Non-accrual loans and leases			$45,542	$17,710
Loans and leases 90+ days past due, still accruing			43,866	25,719
Restructured loans and leases, still accruing			8,264	2,620
Other real estate owned			51,477	28,942

Total non-performing assets			149,149	74,991

Net charge-offs as a percentage of average loans (annualized)	0.55%	0.30%	0.55%	0.30%

Performance ratios (annualized):
Return on average assets	1.02%	1.23%	0.96%	1.15%
Return on common equity	10.86%	13.16%	10.26%	12.48%

Net interest margin	3.75%	3.79%	3.75%	3.79%

Average shares outstanding — basic	83,306,683	82,369,159	83,207,076	82,350,038
Average shares outstanding — diluted	83,460,486	82,565,722	83,342,086	82,549,761

BancorpSouth, Inc.
Consolidated Balance Sheet
(Unaudited)

	June 30,		%
	2009	2008	Change
	(Dollars in thousands)
Assets
Cash and due from banks	$236,327	$307,038	(23.03%)
Interest bearing deposits with other banks	28,836	15,531	85.67%
Held-to-maturity securities, at amortized cost	1,204,618	1,447,806	(16.80%)
Available-for-sale securities, at fair value	969,207	1,023,065	(5.26%)
Loans and leases	9,806,735	9,529,978	2.90%
Less: Unearned income	45,335	48,598	(6.71%)
Allowance for credit losses	138,747	123,478	12.37%

Net loans and leases	9,622,653	9,357,902	2.83%
Loans held for sale	94,736	171,765	(44.85%)
Premises and equipment, net	348,661	334,869	4.12%
Accrued interest receivable	71,349	83,739	(14.80%)
Goodwill	270,097	270,807	(0.26%)
Other assets	451,335	386,629	16.74%

Total Assets	$13,297,819	$13,399,151	(0.76%)

Liabilities
Deposits:
Demand: Noninterest bearing	$1,773,418	$1,737,356	2.08%
Interest bearing	3,960,008	3,364,873	17.69%
Savings	718,302	740,207	(2.96%)
Other time	3,705,819	3,964,117	(6.52%)

Total deposits	10,157,547	9,806,553	3.58%
Federal funds purchased and securities sold under agreement to repurchase	755,609	1,093,805	(30.92%)
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	475,000	643,427	(26.18%)
Accrued interest payable	24,084	29,134	(17.33%)
Junior subordinated debt securities	160,312	160,312	0.00%
Long-term Federal Home Loan Bank borrowings	286,292	288,900	(0.90%)
Other liabilities	164,028	143,244	14.51%

Total Liabilities	12,022,872	12,165,375	(1.17%)
Shareholders’ Equity
Common stock	208,391	205,945	1.19%
Capital surplus	220,859	201,612	9.55%
Accumulated other comprehensive income (loss)	(25,162)	(9,232)	172.55%
Retained earnings	870,859	835,451	4.24%

Total Shareholders’ Equity	1,274,947	1,233,776	3.34%

Total Liabilities & Shareholders’ Equity	$13,297,819	$13,399,151	(0.76%)

BancorpSouth, Inc.
Consolidated Condensed Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended					Year To Date
	Jun-09	Mar-09	Dec-08	Sep-08	Jun-08	Jun-09	Jun-08
INTEREST REVENUE:
Loans and leases	$129,263	$129,209	$139,099	$144,393	$147,289	$258,472	$306,473
Deposits with other banks	22	70	111	172	193	92	401
Federal funds sold and securities purchased under agreement to resell	3	1	3	218	—	4	67
Held-to-maturity securities:
Taxable	12,108	13,031	13,625	14,063	15,044	25,139	30,991
Tax-exempt	2,155	2,111	2,053	1,959	2,025	4,266	4,100
Available-for-sale securities:
Taxable	8,721	9,038	8,693	9,025	8,531	17,759	18,095
Tax-exempt	826	883	867	874	1,260	1,709	2,464
Loans held for sale	1,215	1,275	2,117	1,920	1,420	2,490	3,630

Total interest revenue	154,313	155,618	166,568	172,624	175,762	309,931	366,221

INTEREST EXPENSE:
Interest bearing demand	9,738	12,248	15,924	14,214	12,938	21,986	30,195
Savings	927	936	1,080	1,366	1,291	1,863	2,834
Other time	26,496	25,833	28,293	33,660	39,778	52,329	86,638
Federal funds purchased and securities sold under agreement to repurchase	421	572	2,175	4,308	3,321	993	8,516
FHLB Borrowings	2,885	2,823	4,537	6,277	5,359	5,708	11,644
Other	2,906	3,330	3,238	3,197	3,232	6,236	6,481

Total interest expense	43,373	45,742	55,247	63,022	65,919	89,115	146,308

Net interest revenue	110,940	109,876	111,321	109,602	109,843	220,816	219,913
Provision for credit losses	17,594	14,945	17,822	16,306	11,237	32,539	22,048

Net interest revenue, after provision for credit losses	93,346	94,931	93,499	93,296	98,606	188,277	197,865

NONINTEREST REVENUE:
Mortgage lending	13,959	7,652	(12,174)	3,270	9,507	21,611	11,050
Credit card, debit card and merchant fees	9,111	8,348	8,409	8,512	8,846	17,459	16,822
Service charges	15,642	14,085	16,915	17,687	17,093	29,727	32,932
Trust income	2,040	2,209	2,328	2,507	2,261	4,249	4,495
Security gains (losses), net	42	5	(6,226)	100	199	47	277
Insurance commissions	20,575	22,645	18,752	21,779	21,462	43,220	46,130
Other	18,370	11,349	11,446	9,578	13,898	29,719	27,791

Total noninterest revenue	79,739	66,293	39,450	63,433	73,266	146,032	139,497

NONINTEREST EXPENSES:
Salaries and employee benefits	70,092	71,363	64,395	68,865	68,121	141,455	138,296
Occupancy, net of rental income	10,492	9,999	10,307	10,340	9,716	20,491	19,199
Equipment	5,855	6,222	6,319	6,214	6,245	12,077	12,678
Other	36,828	30,869	30,072	30,640	27,982	67,697	55,361

Total noninterest expenses	123,267	118,453	111,093	116,059	112,064	241,720	225,534

Income before income taxes	49,818	42,771	21,856	40,670	59,808	92,589	111,828
Income tax expense	15,951	13,294	5,060	12,325	19,683	29,245	36,558

Net income	$33,867	$29,477	$16,796	$28,345	$40,125	$63,344	$75,270

Net income per share: Basic	$0.41	$0.35	$0.20	$0.34	$0.49	$0.76	$0.91

Diluted	$0.41	$0.35	$0.20	$0.34	$0.49	$0.76	$0.91

BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Jun-09	Mar-09	Dec-08	Sep-08	Jun-08
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,323,338	$1,266,579	$1,288,005	$1,273,768	$1,302,595
Real estate
Consumer mortgages	2,054,666	2,037,439	2,096,568	2,108,991	2,103,281
Home equity	532,337	519,528	511,480	500,489	470,503
Agricultural	242,034	238,466	234,024	236,647	255,262
Commercial and industrial-owner occupied	1,394,852	1,455,422	1,465,027	1,489,215	1,444,014
Construction, acquisition and development	1,652,052	1,692,526	1,689,719	1,671,693	1,578,628
Commercial	1,719,044	1,660,211	1,568,956	1,489,548	1,479,867
Credit cards	101,844	98,450	93,650	90,112	90,193
All other	741,233	744,202	743,848	731,949	757,037

Total loans	$9,761,400	$9,712,823	$9,691,277	$9,592,412	$9,481,380

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$134,632	$132,793	$129,147	$123,478	$119,301

Loans and leases charged off:
Commercial and industrial	(754)	(740)	(802)	(248)	(1,679)
Real estate
Consumer mortgages	(4,877)	(4,073)	(3,582)	(1,828)	(1,977)
Home equity	(1,106)	(1,153)	(596)	(361)	(65)
Agricultural	(3)	(37)	(350)	(19)	—
Commercial and industrial-owner occupied	(649)	(836)	(511)	(67)	(1,236)
Construction, acquisition and development	(4,335)	(4,377)	(6,208)	(6,975)	(1,291)
Commercial	(321)	(560)	(611)	(203)	—
Credit cards	(1,290)	(1,158)	(953)	(837)	(990)
All other	(1,131)	(1,217)	(1,154)	(826)	(984)

Total loans charged off	(14,466)	(14,151)	(14,767)	(11,364)	(8,222)

Recoveries:
Commercial and industrial	67	124	273	95	530
Real estate
Consumer mortgages	263	220	174	77	217
Home equity	2	3	1	24	3
Agricultural	—	2	—	—	—
Commercial and industrial-owner occupied	248	8	54	3	13
Construction, acquisition and development	4	86	97	64	14
Commercial	—	56	23	—	—
Credit cards	140	138	99	92	45
All other	263	408	296	372	340

Total recoveries	987	1,045	1,017	727	1,162

Net charge-offs	(13,479)	(13,106)	(13,750)	(10,637)	(7,060)

Provision charged to operating expense	17,594	14,945	17,822	16,306	11,237
Other, net	—	—	(426)	—	—

Balance, end of period	$138,747	$134,632	$132,793	$129,147	$123,478

Average loans for period	$9,740,916	$9,695,475	$9,604,142	$9,529,731	$9,369,676

Ratios:
Net charge-offs to average loans (annualized)	0.55%	0.54%	0.57%	0.45%	0.30%

BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Jun-09		Mar-09		Dec-08
		NPL as a %		NPL as a %		NPL as a %
	NPL	of outstanding	NPL	of outstanding	NPL	of outstanding
NON-PERFORMING LOANS
Commercial and industrial	$9,203	0.70%	$6,819	0.54%	$7,397	0.57%
Real estate
Consumer mortgages	20,162	0.98	18,113	0.89	17,970	0.86
Home equity	2,247	0.42	1,590	0.31	939	0.18
Agricultural	4,455	1.84	1,353	0.57	849	0.36
Commercial and industrial-owner occupied	7,083	0.51	7,135	0.49	4,529	0.31
Construction, acquisition and development	44,828	2.71	30,544	1.80	24,874	1.47
Commercial	3,613	0.21	2,387	0.14	1,445	0.09
Credit cards	4,127	4.05	3,934	4.00	3,882	4.15
All other	1,954	0.26	1,941	0.26	2,128	0.29

Total loans	$97,672	1.00%	$73,816	0.76%	$64,013	0.66%

	Quarter Ended
	Sep-08		Jun-08
		NPL as a %		NPL as a %
	NPL	of outstanding	NPL	of outstanding
Commercial and industrial	$5,523	0.43%	$6,656	0.51%
Real estate
Consumer mortgages	22,136	1.05	14,859	0.71
Home equity	486	0.10	561	0.12
Agricultural	1,260	0.53	1,452	0.57
Commercial and industrial-owner occupied	3,281	0.22	2,757	0.19
Construction, acquisition and development	25,696	1.54	13,962	0.88
Commercial	628	0.04	791	0.05
Credit cards	3,705	4.11	3,588	3.98
All other	2,459	0.34	1,423	0.19

Total loans	$65,174	0.68%	$46,049	0.49%

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	June 30, 2009
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,896,890	$131,313	5.32%
Held-to-maturity securities:
Taxable	1,040,896	12,218	4.71%
Tax-exempt	186,473	3,316	7.13%
Available-for-sale securities:
Taxable	919,217	8,721	3.81%
Tax-exempt	69,960	1,270	7.28%
Short-term investments	21,727	25	0.47%

Total interest earning assets and revenue	12,135,163	156,863	5.18%
Other assets	1,270,193
Less: allowance for credit losses	(144,570)

Total	$13,260,786

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,948,759	$9,738	0.99%
Savings	719,281	928	0.52%
Other time	3,634,336	26,496	2.92%
Short-term borrowings	1,340,244	470	0.14%
Junior subordinated debt	160,312	2,928	7.33%
Long-term debt	286,294	2,813	3.94%

Total interest bearing liabilities and expense	10,089,226	43,373	1.72%
Demand deposits — noninterest bearing	1,756,861
Other liabilities	163,749

Total liabilities	12,009,836
Shareholders’ equity	1,250,950

Total	$13,260,786

Net interest revenue		$113,490

Net interest margin			3.75%
Net interest rate spread			3.46%
Interest bearing liabilities to interest earning assets			83.14%

Net interest tax equivalent adjustment		$2,550

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	June 30, 2008
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,523,668	$149,506	6.31%
Held-to-maturity securities:
Taxable	1,312,998	15,263	4.68%
Tax-exempt	184,022	3,115	6.81%
Available-for-sale securities:
Taxable	804,875	8,532	4.26%
Tax-exempt	111,113	1,938	7.01%
Short-term investments	20,498	194	3.80%

Total interest earning assets and revenue	11,957,174	178,548	6.01%
Other assets	1,283,738
Less: allowance for credit losses	(124,773)

Total	$13,116,139

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,418,678	$12,939	1.52%
Savings	732,593	1,291	0.71%
Other time	4,050,132	39,777	3.95%
Short-term borrowings	1,390,189	6,013	1.74%
Junior subordinated debt	160,312	3,060	7.68%
Long-term debt	288,913	2,839	3.95%

Total interest bearing liabilities and expense	10,040,817	65,919	2.64%
Demand deposits — noninterest bearing	1,670,532
Other liabilities	178,220

Total liabilities	11,889,569
Shareholders’ equity	1,226,570

Total	$13,116,139

Net interest revenue		$112,629

Net interest margin			3.79%
Net interest rate spread			3.37%
Interest bearing liabilities to interest earning assets			83.97%

Net interest tax equivalent adjustment		$2,786

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Year to Date
	June 30, 2009
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	9,885,355	262,652	5.36%
Held-to-maturity securities:
Taxable	1,093,542	25,359	4.68%
Tax-exempt	184,274	6,563	7.18%
Available-for-sale securities:
Taxable	905,534	17,759	3.96%
Tax-exempt	71,876	2,628	7.37%
Short-term investments	20,433	96	0.95%

Total interest earning assets and revenue	12,161,014	315,057	5.22%
Other assets	1,273,844
Less: allowance for credit losses	(142,203)

Total	$13,292,655

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,019,398	$21,986	1.10%
Savings	708,520	1,863	0.53%
Other time	3,527,352	52,329	2.99%
Short-term borrowings	1,463,551	1,429	0.20%
Junior subordinated debt	160,312	5,883	7.40%
Long-term debt	286,300	5,625	3.96%

Total interest bearing liabilities and expense	10,165,433	89,115	1.77%
Demand deposits — noninterest bearing	1,728,981
Other liabilities	153,247

Total liabilities	12,047,661
Shareholders’ equity	1,244,994

Total	$13,292,655

Net interest revenue		$225,942

Net interest margin			3.75%
Net interest rate spread			3.46%
Interest bearing liabilities to interest earning assets			83.59%

Net interest tax equivalent adjustment		$5,126

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Year to Date
	June 30, 2008
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,440,229	$311,774	6.64%
Held-to-maturity securities:
Taxable	1,359,499	30,991	4.58%
Tax-exempt	187,888	6,307	6.75%
Available-for-sale securities:
Taxable	834,621	18,095	4.36%
Tax-exempt	106,885	3,791	7.13%
Short-term investments	23,344	468	4.04%

Total interest earning assets and revenue	11,952,466	371,426	6.25%
Other assets	1,278,802
Less: allowance for credit losses	(122,936)

Total	$13,108,332

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,451,922	$30,195	1.76%
Savings	720,998	2,834	0.79%
Other time	4,170,695	86,638	4.18%
Short-term borrowings	1,318,695	15,028	2.29%
Junior subordinated debt	160,312	6,244	7.83%
Long-term debt	269,153	5,369	4.01%

Total interest bearing liabilities and expense	10,091,775	146,308	2.92%
Demand deposits — noninterest bearing	1,637,524
Other liabilities	166,020

Total liabilities	11,895,319
Shareholders’ equity	1,213,013

Total	$13,108,332

Net interest revenue		$225,118

Net interest margin			3.79%
Net interest rate spread			3.33%
Interest bearing liabilities to interest earning assets			84.43%

Net interest tax equivalent adjustment		$5,205